Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Geoffrey Mogilner
Midway Games Inc.
(773) 961-2222
gmogilner@midway.com
MIDWAY REPORTS 2007 Q4 AND YEAR END RESULTS
Chicago, Illinois, March 6, 2008 — Midway Games Inc. (NYSE: MWY) today announced results of operations for the fourth quarter and full year ended December 31, 2007. The Company also provided guidance for the quarter ending March 31, 2008.
FOURTH QUARTER RESULTS
Net revenues for the 2007 fourth quarter were $77.6 million, compared to the 2006 fourth quarter net revenues of $96.9 million. The 2007 fourth quarter loss applicable to common stock was $29.7 million, or a loss of $0.33 per basic and diluted share, compared with a 2006 fourth quarter loss applicable to common stock of $2.0 million, or a loss of $0.02 per basic and diluted share.
On a non-GAAP basis, excluding the impact of stock-option expenses and certain non-cash items, the 2007 fourth quarter loss was $23.0 million or a loss of $0.25 per basic and diluted share. For the 2006 fourth quarter, on a non-GAAP basis, the Company had a loss of $0.3 million, or a loss of $0.00 per basic and diluted share. A reconciliation of non-GAAP results to GAAP results is provided at the end of this press release.
Other recent operating and financial highlights include:
•	Midway announced today that it has terminated its existing $30 million secured credit facility with Well Fargo Foothill, and simultaneously entered into a new credit facility of $90 million with National Amusements, Inc.
•	Midway announced that its Board of Directors has elected Shari E. Redstone as Chair of the Board, following the resignation of Kenneth D. Cron.
•	Midway released Unreal Tournament 3 for the PC worldwide and on the PS3 in North America to numerous awards and accolades, including: Runner up for IGN.com’s Best of 2007 for Best First Person Shooter, Best Graphics Technology, and Best Online Multiplayer, in addition to multiple other “Game of the Year” and “Top 10” accolades from other editorial sources. Unreal Tournament 3 has to date shipped over one million units worldwide.
•	Midway-published The Lord of the Rings Online: Shadows of Angmar received the coveted Golden Joystick award for 2007 PC Game of the Year.
•	Midway released Stranglehold for the PS3, BlackSite: Area 51 for Xbox 360, PS3 and PC, Aqua Teen Hunger Force: Zombie Ninja Pro-Am for the PS2, Ultimate Mortal Kombat and Foster’s Home for Imaginary Friends for the DS, and Game Party and Cruis’n for the Wii.

•	Midway announced This Is Vegas, a new next generation game where players will be able to live out their Vegas fantasies in a vast, open world, lifestyle action experience. This Is Vegas is expected to ship for the Xbox 360, PS3, and PC in Winter 2008.
FULL YEAR RESULTS
Net revenues for the year ended December 31, 2007, were $157.2 million, compared to net revenues of $165.6 million for the year ended December 31, 2006. The loss applicable to common stock for the year ended December 31, 2007, was $97.4 million or a loss of $1.07 per basic and diluted share, compared to a loss applicable to common stock of $77.8 million or $0.86 per basic and diluted share for the year ended December 31, 2006.
On a non-GAAP basis, excluding the impact of stock-option expenses and certain non-cash items, the loss for the 2007 full year was $80.3 million or a loss of $0.88 per basic and diluted share. For the 2006 full year, on a non-GAAP basis, the Company had a loss of $72.0 million, or a loss of $0.79 per basic and diluted share. A reconciliation of non-GAAP results to GAAP results is provided at the end of this press release.
David F. Zucker, president and chief executive officer, commented, “We were delighted to bring an eager fan base the PS3 version of Unreal Tournament 3 within the fiscal year, and the consumer response to a number of our casual offerings such as Game Party for the Wii and Touchmaster for the DS was encouraging. Now that we have overcome many of the technology hurdles that we encountered over the last year, we anticipate smoother launches as we release our strong 2008 line-up.”
OUTLOOK
During the first quarter, the Company has released an online Stranglehold Expansion Pack for Xbox 360 and PS3 in North America, and in Europe Midway has released Hour of Victory for the PC, Unreal Tournament 3 for the PS3, Aqua Teen Hunger Force: Zombie Ninja Pro-Am for the PS2, Game Party and Cruis’n for the Wii, and Foster’s Home for Imaginary Friends for the DS. For the first quarter ending March 31, 2008, the Company expects the following:
•	Net revenues of approximately $28 million, with a net loss of approximately $0.30 per basic and diluted share.

•	On a non-GAAP basis, Midway expects a first quarter loss of approximately $0.21 per basic and diluted share, which excludes approximately:
o	$0.01 of stock option expense and deferred income tax expense related to goodwill, and

o	$0.08 of convertible debt non-cash interest expense.
Mr. Zucker concluded, “We expect 2008 to be a significant year for Midway, with more front-line releases than 2007, including some ambitious new intellectual properties with broad market appeal,

reinvigorated franchises with well-established fan bases, and some new opportunities in the casual games space with console titles and a new casual games portal. In the near future we expect to reveal more details on our line-up, such as the recent announcement of This Is Vegas.”
NON-GAAP FINANCIAL MEASURES
Midway has included non-GAAP financial measures in its quarterly and yearly results and 2008 first quarter outlook. Midway does not intend for the presentation of the non-GAAP financial measures to be isolated from, a substitute for, or superior to the information that has been presented in accordance with GAAP. In addition, information used in the non-GAAP financial measures may be presented differently from non-GAAP financial measures used by other companies. The non-GAAP financial measures used by Midway include non-GAAP basic and diluted loss per share.
Midway considers the non-GAAP financial measures used herein, when used together with the corresponding GAAP measures, to be helpful in providing meaningful additional information regarding its performance by excluding specific items that may not be indicative of Midway’s core business or projected operating results. These non-GAAP financial measures exclude the following items:
Stock Option Expense. Midway adopted SFAS No. 123R, “Share-Based Payment” beginning January 1, 2006, in which it began to recognize as an expense the fair value of its stock options. A non-GAAP measurement that excludes stock option expense identifies this component of compensation expense that does not require a cash outlay.
Non-cash convertible debt interest expense. In accordance with GAAP, Midway is required to record discounts on its convertible senior notes as a result of decreases in the conversion prices of these notes. These amounts are amortized as interest expense through the first date on which the holders may redeem the notes. There is no cash outlay associated with this interest expense. A non-GAAP measurement that excludes the convertible debt non-cash interest expense allows for a more direct comparison to prior periods, and also distinguishes this interest expense from the remainder of the interest expense, which requires (or required) a cash outlay by Midway.
Deferred tax expense related to goodwill. Midway recognizes deferred tax expense related to increases in the difference between the book basis and tax basis of goodwill. Goodwill is not amortized for book purposes but is amortized for tax purposes.  This increase in the book to tax basis difference causes an increase in the related deferred tax liability balance that cannot be offset against deferred tax assets.  Given the nature of this deferred tax expense, a non-GAAP measurement that excludes this expense is deemed appropriate.
In the future, Midway may consider whether other significant items should be excluded when arriving at non-GAAP measures of financial performance.
CONFERENCE CALL
Midway Games Inc. is hosting a conference call and simultaneous webcast open to the general public at 4:30 P.M. EST today, Thursday, March 6, 2008. The conference call number is (866) 700-5192 or (617)

213-8833 (international callers). The passcode for the call is 54151333. Please call ten minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call on the Internet at www.investor.midway.com or at www.earnings.com. Please log-on fifteen minutes in advance to ensure that you are connected prior to the call’s initiation. Following its completion, a replay of the call can be accessed until March 13, 2008, by dialing (888) 286-8010 or (617) 801-6888 (international callers). The passcode for the replay is 57692673. Additionally, a replay of the call will be available for twelve months on the Internet via www.investor.midway.com.
ABOUT MIDWAY
Midway Games Inc. (NYSE:MWY), headquartered in Chicago, Illinois, with offices throughout the world, is a leading developer and publisher of interactive entertainment software for major video game systems and personal computers. More information about Midway and its products can be found at www.midway.com.
FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning future business conditions and the outlook for Midway Games Inc. (the “Company”) based on currently available information that involves risks and uncertainties. The Company’s actual results could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties, including, without limitation, the financial strength of the interactive entertainment industry, dependence on new product introductions and the ability to maintain the scheduling of such introductions, the current console platform transition and other technological changes, dependence on major platform manufacturers and other risks more fully described under “Item 1. Business — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in more recent filings made by the Company with the Securities and Exchange Commission. Each forward-looking statement, including, without limitation, financial guidance, speaks only as of the date on which it is made, and Midway undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.
– tables follow –

Midway Games Inc., 3/06/08

MIDWAY GAMES INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three-Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)
Net revenues	$77,577	$96,864	$157,195	$165,574

Cost of sales:
Product costs and distribution	25,272	36,931	56,413	67,331
Royalties and product development	51,529	29,984	88,171	68,883

Total cost of sales	76,801	66,915	144,584	136,214

Gross profit	776	29,949	12,611	29,360

Research and development expense	5,123	8,497	25,373	37,022
Selling and marketing expense	13,786	15,702	42,960	43,150
Administrative expense	5,290	5,363	21,226	21,297
Restructuring and other charges	0	30	(783)	(130)

Operating income (loss)	(23,423)	357	(76,165)	(71,979)
Interest income	239	886	2,313	4,384
Interest expense	(9,567)	(3,680)	(27,165)	(11,241)
Other income, net	901	942	2,902	2,699

Loss before income taxes	(31,850)	(1,495)	(98,115)	(76,137)
Provision (benefit) for income taxes	(2,133)	530	(752)	1,646

Net loss	$(29,717)	$(2,025)	$(97,363)	$(77,783)

Loss per share of common stock:
Basic and diluted	$(0.33)	$(0.02)	$(1.07)	$(0.86)

Weighted average number of shares outstanding:
Basic and diluted	91,383	90,952	91,167	90,708

– balance sheet follows –

Midway Games Inc., 3/06/08

MIDWAY GAMES INC.
Consolidated Balance Sheets
(In thousands)

	December 31,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$27,524	$73,422
Receivables, net	44,527	51,366
Inventories	3,772	2,891
Capitalized product development costs	52,431	35,213
Prepaid expenses and other current assets	13,362	12,792

Total current assets	141,616	175,684
Capitalized product development costs	2,947	6,400
Property and equipment, net	19,298	20,407
Goodwill	41,307	41,273
Other assets	9,372	10,297

Total assets	$214,540	$254,061

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,642	$7,864
Accrued compensation and related benefits	6,134	4,541
Accrued royalties	11,719	8,097
Accrued selling and marketing	5,645	4,935
Deferred revenue	2,940	2,000
Current portion of long-term debt	—	3,333
Other accrued liabilities	14,190	15,164

Total current liabilities	70,270	45,934

Convertible senior notes, less unamortized discount	82,198	142,010
Long-term debt	19,167	3,611
Deferred income taxes	10,715	9,402
Other noncurrent liabilities	880	397

Stockholders’ equity:
Common stock	933	925
Additional paid-in capital	521,031	444,115
Accumulated deficit	(478,245)	(380,882)
Accumulated translation adjustment	(2,629)	(1,671)
Treasury stock	(9,780)	(9,780)

Total stockholders’ equity	31,310	52,707

Total liabilities and stockholders’ equity	$214,540	$254,061

– supplemental data follows –

Midway Games Inc., 3/06/08

MIDWAY GAMES INC.
Consolidated Non-GAAP Operating Results
(In thousands, except per share amounts)
(unaudited)
The following table reconciles Midway’s net loss and basic and diluted loss per share as presented in its Consolidated Statements of Operations as prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States of America with its non-GAAP loss and non-GAAP basic and diluted loss per share. Midway’s non-GAAP loss and non-GAAP basic and diluted loss per share exclude stock option expense, convertible debt non-cash interest expense, and deferred tax expense related to goodwill.

	Three-Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net loss	$(29,717)	$(2,025)	$(97,363)	$(77,783)

Stock option expense (1)	141	791	1,484	3,332
Convertible debt non-cash interest expense	6,274	555	14,277	1,129
Deferred tax expense related to goodwill	327	331	1,313	1,316

Non-GAAP loss	$(22,975)	$(348)	$(80,289)	$(72,006)

	Three-Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Basic and diluted loss per share of common stock	$(0.33)	(0.02)	(1.07)	(0.86)

Stock option expense (1)	0.00	0.01	0.02	0.04
Convertible debt non-cash interest expense	0.07	0.01	0.16	0.01
Deferred tax expense related to goodwill	0.01	0.00	0.01	0.02

Non-GAAP basic and diluted loss per share of common stock	$(0.25)	$(0.00)	$(0.88)	$(0.79)

(1)	Excludes stock option costs capitalized as product development costs.

Midway Games Inc., 3/06/08

MIDWAY GAMES INC.
Net Revenues by Platform
(In thousands)

	Three-Months
	Ended December 31,
	2007		2006
Sony PlayStation 3	$26,811	34.6%	$—	0.0%
Microsoft Xbox 360	12,011	15.5%	3,469	3.6%
Nintendo Wii	5,634	7.3%	11,456	11.8%
Sony PlayStation 2	3,872	5.0%	39,636	40.9%
Microsoft Xbox	104	0.1%	6,793	7.0%
Nintendo Gamecube	34	0.0%	4,954	5.1%
Sony PlayStation Portable	990	1.3%	9,090	9.4%
Nintendo Dual Screen	7,796	10.0%	9,870	10.2%
Nintendo Game Boy Advance	277	0.4%	6,999	7.2%
Personal Computer	17,096	22.0%	2,189	2.3%
Royalties and other	2,952	3.8%	2,408	2.5%

Total	$77,577	100.0%	$96,864	100.0%

	Year
	Ended December 31,
	2007		2006
Sony PlayStation 3	$26,811	17.1%	$—	0.0%
Microsoft Xbox 360	45,555	29.0%	3,469	2.1%
Nintendo Wii	15,762	10.0%	11,456	6.9%
Sony PlayStation 2	12,843	8.2%	75,955	45.8%
Microsoft Xbox	834	0.5%	14,602	8.8%
Nintendo Gamecube	875	0.6%	11,184	6.8%
Sony PlayStation Portable	3,769	2.4%	13,845	8.4%
Nintendo Dual Screen	13,138	8.4%	9,870	6.0%
Nintendo Game Boy Advance	1,680	1.1%	9,417	5.7%
Personal Computer	30,961	19.7%	9,307	5.6%
Royalties and other	4,967	3.0%	6,469	3.9%

Total	$157,195	100.0%	$165,574	100.0%

Midway Games Inc., 3/06/08

MIDWAY GAMES INC.
Net Revenues by Geography
(In thousands)

	Three-Months
	Ended December 31,
	2007		2006
North America	$47,908	61.8%	$71,441	73.8%
International	29,669	38.2%	25,423	26.2%

Total	$77,577	100.0%	$96,864	100.0%

	Year
	Ended December 31,
	2007		2006
North America	$96,700	61.5%	$124,112	75.0%
International	60,495	38.5%	41,462	25.0%

Total	$157,195	100.0%	$165,574	100.0%

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